As filed with the Securities and Exchange Commission on August 20, 2009

Registration No. 333-160059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1311	51-0404430
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1550 Coraopolis Heights Road

Moon Township, Pennsylvania 15108

(412) 262-2830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward E. Cohen

Chairman, Chief Executive Officer and President

Atlas America, Inc.

1550 Coraopolis Heights Road

Moon Township, Pennsylvania 15108

(412) 262-2830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lisa Washington Chief Legal Officer Atlas America, Inc. Westpointe Corporate Center One 1550 Coraopolis Heights Road, 2nd Fl Moon Township, Pennsylvania 15108 (215) 546-5005	John Hammond General Counsel Atlas Energy Resources, LLC Westpointe Corporate Center One 1550 Coraopolis Heights Road, 2nd Fl Moon Township, Pennsylvania 15108 (215) 546-5005	Adam O. Emmerich David K. Lam Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Jeffrey A. Schlegel Peter E. Izanec Jones Day 717 Texas Suite 3300 Houston, Texas 77002 (832) 239-3939	Michael C. McLean Ronald D. West K&L Gates 535 Smithfield Street Pittsburgh, Pennsylvania (415) 355-6500

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the proposed merger described herein have been satisfied and waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                      ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)            ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Form S-4 Registration Statement, Registration No. 333-160059, is being filed solely to reflect a revised Exhibit 5.1 reflecting the final opinion regarding the validity of the securities offered. No other changes have been made.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the registrant (except for expenses allowed by a court).

The registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. Under the provisions of the registrant’s Amended and Restated Bylaws, the registrant is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the Bylaw provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In accordance with the Delaware General Corporation Law, the registrant’s Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders, for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of are, including any such actions involving gross negligence.

The registrant maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as April 27, 2009, by and among Atlas America, Inc., Atlas Energy Resources, LLC, Atlas Energy Management, Inc. and ATLS Merger Sub, LLC (included as Annex A to the joint proxy statement/prospectus contained in this registration statement)

3.1(a)	Amended and Restated Certificate of Incorporation of Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 14, 2005)

3.1(b)*	Amendment to Amended and Restated Certificate of Incorporation of Atlas America, Inc.

3.2	Amended and Restated Bylaws of Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 14, 2005)

4.1	Form of stock certificate of Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s registration statement on Form S-1 (registration no. 333-112653))

5.1	Opinion of Ledgewood as to the validity of the securities being registered

10.3	Tax Matters Agreement between Atlas America, Inc. and Resource America, Inc. dated May 14, 2004 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2004)

10.4	Transition Services Agreement between Atlas America, Inc. and Resource America, Inc. dated May 14, 2004 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2004)

10.5	Employment Agreement for Edward E. Cohen dated May 14, 2004 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2004)

10.5(a)	Amendment to Employment Agreement dated as of December 31, 2008 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2008)

10.6	Agreement for Services among Atlas America, Inc. and Richard Weber, dated April 5, 2006 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2006)

10.6(a)	Amendment No. 1 to Agreement for Services dated as of April 26, 2007 (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed May 1, 2007)

10.6(b)	Amendment No. 2 to Agreement for Services dated as of December 18, 2008 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2008)

10.7	Contribution, Conveyance and Assumption Agreement, dated as of December 18, 2006, among Atlas America, Inc., Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.8	Omnibus Agreement, dated as of December 18, 2006, between Atlas America, Inc. and Atlas Energy Resources, LLC (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.9	Management Agreement, dated as of December 18, 2006, among Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC and Atlas Energy Management, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.10	Stock Incentive Plan (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2008)

Exhibit Number	Description
10.11	Atlas America Employee Stock Ownership Plan (previously filed as an exhibit to Atlas America’s Form 10-K for the year ended September 30, 2005)

10.12	Atlas America, Inc. Investment Savings Plan (previously filed as an exhibit to Atlas America’s Form 10-K for the year ended September 30, 2005)

10.13	Form of Stock Award Agreement (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the year ended December 31, 2005)

10.14	Amended and Restated Annual Incentive Plan for Senior Executives (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed May 8, 2008)

10.15	Employment Agreement between Atlas America, Inc. and Jonathan Z. Cohen dated as of January 30, 2009 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.16	First Amendment, dated as of June 1, 2009, to Revolving Credit Agreement among Atlas Pipeline Holdings, L.P., as borrower, Atlas Pipeline Partners GP, LLC, as Guarantor, Wachovia Bank, National Association, as Administrative Agent, and the Lenders signatory thereto (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

10.17	Guaranty, Subordination and Cash Collateral Agreement, dated as of June 1, 2009, by Atlas America, Inc. in favor of Wachovia Bank, National Association, as Administrative Agent (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

10.18	$15,000,000 Promissory Note, dated as of June 1, 2009, issued by Atlas Pipeline Holdings, L.P. to Atlas America. Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

10.19	Guaranty Note, dated as of June 1, 2009, issued by Atlas Pipeline Holdings, L.P. to Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

21.1*	Subsidiaries of Atlas America, Inc.

23.1*	Consent of Grant Thornton LLP as to Atlas America, Inc. financial statements

23.2*	Consent of Grant Thornton LLP as to Atlas Energy Resources, LLC financial statements

23.3*	Consent of Grant Thornton LLP as to DTE Gas & Oil Company financial statements

23.4*	Consent of Ledgewood (included in Exhibit 5.1)

24.1*	Powers of Attorney (see page II-5)

99.1*	Form of Proxy Card of Atlas America, Inc.

99.2*	Form of Proxy Card of Atlas Energy Resources, LLC

99.3*	Consent of J.P. Morgan Securities Inc.

99.4*	Consent of UBS Securities LLC

99.5*	Form of ESOP Proxy Card for Atlas America, Inc.

* Previously	filed.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania, on the 20th day of August 2009.

ATLAS AMERICA, INC.

By:	/S/ EDWARD E. COHEN
Name:	Edward E. Cohen
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ EDWARD E. COHEN Edward E. Cohen	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 20, 2009

/S/ JONATHAN Z. COHEN Jonathan Z. Cohen	Vice Chairman	August 20, 2009

/S/ MATTHEW A. JONES Matthew A. Jones	Chief Financial Officer (Principal Financial Officer)	August 20, 2009

/S/ SEAN P. MCGRATH Sean P. McGrath	Chief Accounting Officer (Principal Accounting Officer)	August 20, 2009

/S/ CARLTON M. ARRENDELL* Carlton M. Arrendell	Director	August 20, 2009

/S/ DONALD W. DELSON* Donald W. Delson	Director	August 20, 2009

/S/ DENNIS A. HOLTZ* Dennis A. Holtz	Director	August 20, 2009

/S/ HARMON S. SPOLAN* Harmon S. Spolan	Director	August 20, 2009

/S/ MARK C. BIDERMAN* Mark C. Biderman	Director	August 20, 2009

/S/ GAYLE P. JACKSON* Gayle P. Jackson	Director	August 20, 2009

*By:	/S/ EDWARD E. COHEN	August 20, 2009
Edward E. Cohen
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as April 27, 2009, by and among Atlas America, Inc., Atlas Energy Resources, LLC, Atlas Energy Management, Inc. and ATLS Merger Sub, LLC (included as Annex A to the joint proxy statement/prospectus contained in this registration statement)

3.1(a)	Amended and Restated Certificate of Incorporation of Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 14, 2005)

3.1(b)*	Amendment to Amended and Restated Certificate of Incorporation of Atlas America, Inc.

3.2	Amended and Restated Bylaws of Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 14, 2005)

4.1	Form of stock certificate of Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s registration statement on Form S-1 (registration no. 333-112653))

5.1	Opinion of Ledgewood as to the validity of the securities being registered

10.3	Tax Matters Agreement between Atlas America, Inc. and Resource America, Inc. dated May 14, 2004 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2004)

10.4	Transition Services Agreement between Atlas America, Inc. and Resource America, Inc. dated May 14, 2004 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2004)

10.5	Employment Agreement for Edward E. Cohen dated May 14, 2004 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2004)

10.5(a)	Amendment to Employment Agreement dated as of December 31, 2008 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2008)

10.6	Agreement for Services among Atlas America, Inc. and Richard Weber, dated April 5, 2006 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the quarter ended June 30, 2006)

10.6(a)	Amendment No. 1 to Agreement for Services dated as of April 26, 2007 (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed May 1, 2007)

10.6(b)	Amendment No. 2 to Agreement for Services dated as of December 18, 2008 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2008)

10.7	Contribution, Conveyance and Assumption Agreement, dated as of December 18, 2006, among Atlas America, Inc., Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.8	Omnibus Agreement, dated as of December 18, 2006, between Atlas America, Inc. and Atlas Energy Resources, LLC (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.9	Management Agreement, dated as of December 18, 2006, among Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC and Atlas Energy Management, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.10	Stock Incentive Plan (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2008)

10.11	Atlas America Employee Stock Ownership Plan (previously filed as an exhibit to Atlas America’s Form 10-K for the year ended September 30, 2005)

Exhibit Number	Description
10.12	Atlas America, Inc. Investment Savings Plan (previously filed as an exhibit to Atlas America’s Form 10-K for the year ended September 30, 2005)

10.13	Form of Stock Award Agreement (previously filed as an exhibit to Atlas America, Inc.’s Form 10-Q for the year ended December 31, 2005)

10.14	Amended and Restated Annual Incentive Plan for Senior Executives (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed May 8, 2008)

10.15	Employment Agreement between Atlas America, Inc. and Jonathan Z. Cohen dated as of January 30, 2009 (previously filed as an exhibit to Atlas America, Inc.’s Form 10-K for the year ended December 31, 2006)

10.16	First Amendment, dated as of June 1, 2009, to Revolving Credit Agreement among Atlas Pipeline Holdings, L.P., as borrower, Atlas Pipeline Partners GP, LLC, as Guarantor, Wachovia Bank, National Association, as Administrative Agent, and the Lenders signatory thereto (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

10.17	Guaranty, Subordination and Cash Collateral Agreement, dated as of June 1, 2009, by Atlas America, Inc. in favor of Wachovia Bank, National Association, as Administrative Agent (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

10.18	$15,000,000 Promissory Note, dated as of June 1, 2009, issued by Atlas Pipeline Holdings, L.P. to Atlas America. Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

10.19	Guaranty Note, dated as of June 1, 2009, issued by Atlas Pipeline Holdings, L.P. to Atlas America, Inc. (previously filed as an exhibit to Atlas America, Inc.’s Form 8-K filed June 2, 2009)

21.1*	Subsidiaries of Atlas America, Inc.

23.1*	Consent of Grant Thornton LLP as to Atlas America, Inc. financial statements

23.2*	Consent of Grant Thornton LLP as to Atlas Energy Resources, LLC financial statements

23.3*	Consent of Grant Thornton LLP as to DTE Gas & Oil Company financial statements

23.4*	Consent of Ledgewood (included in Exhibit 5.1)

24.1*	Powers of Attorney (see page II-5)

99.1*	Form of Proxy Card of Atlas America, Inc.

99.2*	Form of Proxy Card of Atlas Energy Resources, LLC

99.3*	Consent of J.P. Morgan Securities Inc.

99.4*	Consent of UBS Securities LLC

99.5*	Form of ESOP Proxy Card for Atlas America, Inc.

*	Previously filed.